UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Symetra Financial Corporation
(Name of Registrant as Specified In Its Charter)

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EMPLOYEE FAQs
*Questions updated: August 21, 2015
Transaction

1.	Why did Symetra sell to Sumitomo Life?

Becoming Sumitomo Life's primary U.S. presence and growth platform is an outstanding outcome for Symetra, as this transaction combines two strong companies focused on similar products, while maintaining Symetra's current headquarters, employees, community support, management team, distribution channels and product mix.  Importantly, the transaction also delivers a substantial cash premium for Symetra's shareholders.

2.	Why is Sumitomo Life a good cultural fit for Symetra?

We are confident that our cultures align. Like Symetra, Sumitomo Life has a long-term perspective, and they share the same deep commitment to ethical business practices embodied in our VTS principles. Sumitomo Life also understands how important philanthropy and community service are to our culture, and those commitments will continue.

3.	Will Symetra become a mutual company following the deal close?*

No. While it is true that Sumitomo Life is a mutual company, Symetra will continue to be a stock company, with a single shareholder, following this transaction. Symetra will not become a mutual company but will be privately held, similar to our status from 2004 to 2010 when we became a publicly traded company.

4.	What does this mean for Symetra employees? Do you anticipate any layoffs as a result of this transaction?

We do not anticipate layoffs as a result of the transaction. Employees should not expect any day-to-day changes at Symetra.  The Symetra brand will remain and the company will continue to operate business as usual leading up to and following the transaction, with the same management team, employees and principles that have made us successful. It is incumbent on each of us to remain focused on day-to-day operations and keep up the momentum we have built.

5.	How long will the integration process take?

Because we do not expect our operations to change in any significant respect, the integration process is anticipated to be relatively short with minimal disruption. Importantly, the integration process will not begin until after the close of the transaction, which we anticipate to occur late in the first quarter or early in the second quarter of 2016.

Workplace and Benefits

6.	Will my compensation or benefits change?

No.  Sumitomo Life intends to operate Symetra as a wholly owned subsidiary and does not plan to make changes to our compensation and benefits plans.

7.	How will my job change?

We don't expect jobs to change as a direct result of this transaction, but in any organization change happens over time as business and competitive conditions evolve.

Employee Stock Purchase Plan

8.	Will the Employee Stock Purchase Plan (ESPP) continue to operate during the closing process?

August 14 was the final stock purchase under the ESPP. There will be no further purchases under the ESPP following the August 14 purchase and no further enrollments allowed, including those who have recently enrolled in the current open enrollment period.

9.	I participate in the ESPP. What will happen to my shares?

ESPP participants will be given the opportunity to vote on the transaction like other shareholders. If the transaction is approved, you will receive cash for your ESPP shares based on the terms of the acquisition agreement.

10.	Will Symetra offer a new employee benefit to replace the ESPP? Will you offer a new ESPP in the future?*

We do not anticipate any benefits changes at this time and there is no plan to offer a replacement benefit for the ESPP. Since Symetra will not have a publicly traded stock after the transaction closes, we will not be able to offer a new ESPP.

11.	How will I be taxed when I receive cash for my ESPP shares?*

Generally speaking, tax obligations for Symetra shareholders will depend on how long shares have been held. Shares fall into one of two categories:

●	Qualifying Disposition: Shares held for more than 24 months after the first day of the offering period during which they were purchased.

●	Disqualifying Disposition: Shares held for less than 24 months after the first day of the offering period during which they were purchased.

Qualifying dispositions are generally taxed at a lower rate than disqualifying dispositions.

Assuming the deal closes late in the first quarter or early in the second quarter of 2016, it is expected that shares purchased on or before the Feb. 14, 2014, purchase date will be considered qualifying dispositions. Shares purchased after Feb. 14, 2014, will be considered disqualifying dispositions.

You should contact a tax advisor for information about your specific tax obligations.

Additional details can be found on pages 10-12 of the Employee Stock Purchase Plan Guide.

12.	Will Symetra pay the taxes owed for employees on the ESPP shares?*

No. Any taxes owed due to shares exchanged as a part of this transaction are the responsibility of the shareholder.

Operations and Culture

13.	Will Sumitomo Life have any employees in Bellevue?

Yes. We anticipate several Sumitomo Life employees will work in our Bellevue offices.

14.	Can you provide us the proper pronunciation of Sumitomo?*

Sumitomo is pronounced:  sue-mee-toh-moh

15.	How will Symetra address the differing cultural/business practices with being acquired by a Japanese company?*

Symetra will operate as a wholly owned subsidiary of Sumitomo Life, focusing on the U.S. market as we always have. We expect any cultural changes to be minimal, and anticipate retaining our existing Symetra Core Values, and other operating priorities.

16.	Will this transition have any impact on the planned IT transitions already underway?*

No. Our major IT transition project, known as Project Heartbeat, and other IT projects are unaffected and remain on schedule. We do not expect this transaction to alter their timelines nor their approaches.

17.	What is Sumitomo Life's approach to supporting the community? Will Symetra's community programs and corporate giving continue?

Sumitomo Life's community commitment operates under their "Creation of an Affluent Society" program. The program seeks to serve mankind early in life through children's programs, late in life through nursing care programs and environmentally through a conservation initiative supporting coral reefs. We believe Symetra's community priorities of Access to Quality Education, Health and Wellness and Graceful Aging align very well with Sumitomo Life's initiative.

Sales and Distribution

18.	Will our distribution model change, and if so, how?*

No. Sumitomo Life intends to operate Symetra as a wholly owned subsidiary, keeping the company's businesses, distribution networks and products in place.

19.	Will Symetra be doing business internationally?*

Sumitomo Life is buying us for our U.S. operations, and we are thoroughly focused on that work. We don't expect that we would expand this focus in the near-term.

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Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Symetra by Sumitomo. In connection with the proposed acquisition, Symetra intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including Symetra's proxy statement in preliminary and definitive form. Stockholders of Symetra are urged to read all relevant documents filed with the SEC, including Symetra's proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC's website at www.sec.gov, or free of charge from Symetra at investors.symetra.com or by directing a request to Symetra at Karin.vanvleet@symetra.com.

Participants in the Solicitation

Symetra and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be "participants" in the solicitation of proxies from stockholders of Symetra in favor of the proposed transaction. Information about Symetra's directors and executive officers is set forth in Symetra's Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 26, 2015 and amended on April 22, 2015. Information concerning the interests of Symetra's participants in the solicitation, which may, in some cases, be different than those of Symetra's stockholders generally, is set forth in the materials filed by Symetra with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Symetra constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "forecast," "objective," "plan," or "targets," and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals, the ability to obtain Symetra stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers, and any related impact on integration and anticipated synergies; and the other factors and financial, operational and legal risks or uncertainties described in Symetra's public filings with the SEC, including the "Risk Factors" and "Forward-Looking Statements" sections of Symetra's Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Symetra disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.